Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of Legg Mason, Inc. on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239; 33-55814; 33-61441; 33-61445; 333-08721; 333-45307; 333-59841; 333-61163; 333-66891; 333-86863; 333-86869; 333-53102; 333-53104; 333-72904; 333-102502; 333-102503; 333-103468; 333-103472; 333-104955; and 333-118761) and on Form S-3 (File Nos. 333-00151; 333-33298; 333-34674; 333-68922; 333-91888; 333-100156; and 333-123272) of our report dated June 2, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated June 2, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOOPERS LLP
Baltimore, Maryland
June 2, 2005